[LOGO](R)
                          Origin Seed Technology, Inc.

ghan@origin-sd.com.cn

CONTACT:                               -OR-       INVESTOR RELATIONS COUNSEL:
Richard Propper, MD, Chairman                     Devin Sullivan
Chardan China Acquisition Corp.                   (212) 836-9608
(858) 847-9000                                    dsullivan@equityny.com
                                                  Adam Prior
                                                  (212) 836-9606
                                                  aprior@equityny.com

                       CONFIDENTIAL/NOT FOR DISEMMINATION

                              FOR IMMEDIATE RELEASE

   CHARDAN CHINA ACQUISITION CORP. AND ORIGIN SEED TECHNOLOGY, INC. AGREE TO
                              BUSINESS COMBINATION

San Diego, CA and Beijing, China - December 20, 2004 - Chardan China Acquisition Corp. (OTCBB: CAQC, CAQCU, CAQCW) ("Chardan") and privately held State Harvest Holdings Limited. announced today that they have entered into a definitive stock purchase agreement agreement pursuant to which Origin Seed Technology, Inc. and its related companies in the Peoples Republic of China will be acquired by Chardan. Upon consummation of the transaction, Chardan will change its name to Origin Agritech Company Limited ("Origin" or "the Company").

Under the terms of the acquisition, the equity interests in Origin will be exchanged for 10,200,000 shares of common stock of Chardan equal to 67.10% of the total issued and outstanding common stock of the post-transaction company and a cash payment of $10,000,000. In addition, the owners of Origin are entitled to receive, on an all or none basis each year, an additional 1,500,000 shares for the four years beginning in June of 2006, if they achieve after tax profits of $11,000,000, $16,000,000, $21,000,000, and $29,000,000 in the fiscal years ending June 2006, 2007, 2008, and 2009, respectively. They also have the right to be paid up to an additional $15,000,000 from additional financings or earnings of the post-transaction company through June 30, 2009.

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


Origin is one of the fastest growing and most profitable seed companies in China. Under the current management team its annual revenues and earnings grew over the prior year at a compounded rate of 59% and 188%, respectively for 2002 and 2003. Since its inception six years ago, with an investment of less than $400,000, Origin has been capitalized and grown entirely from the redeployment of its earnings. This year, Origin is the only agricultural company on the Deloitte Touche Tohmatsu list of the fastest growing companies in the Asia Pacific Region.

Origin specializes in the research, development, production, sale and distribution of hybrid agricultural crop seeds. Its primary focus is on the development and sale of corn seeds, which account for over 95% of its sales this year. It has just recently introduced entries in the cotton seed and hybrid rice markets, which currently account for the remainder. The Company is headquarted in Beijing, China with subsidiaries and branches located in Beijing, Hebei, Gansu, Henan, Liaoning, Jilin and Sichuan. Origin has more than 400 employees throughout these locations.

US GAAP audited revenues for the first nine months of 2004 were US $25,726,468. Net income for the first nine months of 2004 was US $4,604,386. Revenues for the year ended December 31st 2003 were US $23,155,370, up from US $11,927,421 for the year ended December 31st 2002. Net income for the year ended 2003 was $3,498,001.

As of September 30, 2004, cash and cash equivalents were US $4,589,805, working capital was US $4,874,759 and the current ratio was 1.4:1. It is expected that Origin's total assets and net assets will increase in the quarter ending December 31, 2004, due to a variety of factors related to the seasonality of its business.

The audited financial statements of Origin, based on US GAAP, are included in this release, and include the balance sheets for the year ended December 31, 2003 and the nine month period ended September 30, 2004, and the statements of operations for the nine month period ended September 30, 2004, and for the years ended December 31, of 2001, 2002, and 2003.

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


Origin is led by a seasoned management team. Chairman and CEO Dr. Gengchen Han received his Ph.D. in Plant Breeding and Cytogenetics from Iowa State University and has over 20 years of seed industry experience. He previously worked for Pioneer Hi-bred International (1990-1996) and International Maize and Wheat Improvement Center in Mexico (1987-1990). Chief Operating Officer Yashen Yang graduated from the University of Maryland with a degree in molecular biology, and served as an officer in the Fujian provincial government. He has more than 15 years of experience in marketing and selling corn products in China. Executive vice chairman Liang Yuan received his BS and MA degrees in Mechanical Engineering from Shanghai Jiao Tong University. Mr Yuan is also a director of Fujian Co-development Company, which is listed on the Hong Kong Exchange. Upon consummation of the transactions, these presons will continue to lead the company and will be the management of the public company.

Chardan, based in San Diego, California, was incorporated in December 2003, to acquire an operating business having its primary operating facilities in the People's Republic of China. Chardan consummated its initial public offering on March 22, 2004, receiving net proceeds of $21.2 million through the sale of
4.025 million units at $6.00 per unit. Each unit was comprised of one share of Chardan common stock and two redeemable and convertible common stock purchase warrants having an exercise price of $5.00. Chardan holds over $20.5 million of the net proceeds of that offering in a trust account maintained by an independent trustee which will be released upon the consummation of the business combination.

Dr. Richard Propper, Chairman of Chardan, commented, "We are extremely pleased that Chardan will be able to consummate an acquisition of a company of Origin's high caliber. The company is profitable, cash flow positive and is in the early stages of its growth cycle. In addition, its internationally experienced management team has approached the business from a uniquely global perspective, executing on a strategy that we believe will continue to significantly enhance shareholder value. On a historical basis Origin has had substantial earnings, and it has already received deposits for approximately 80% of its expected seed sales for the 2005 growing season."

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


Dr. Propper continued, "To put the business of Origin in context, approximately 75% of China's 1.3 billion citizens are farmers. In a highly fragmented industry in which the top five companies control less than 15% of the corn seed market and in which there are over 5000 participants, Origin has garnered about a 4.5% market share in 2004. Origin has significant opportunity for growth in the corn seed market since the majority of the Company's competitors are state-owned or family owned and operated businesses that do not have the same vertically integrated (R&D, sales, distribution) model. Despite the fact that large multinationals have been active in this market for more than a decade longer than Origin, they aggregately account for less than 1% of the total corn seed market in the aggregate. Even though Origin only has a six-year operating history, many of its business practices have become benchmarks for other Chinese seed companies. "

Dr. Propper concluded, "From an industry perspective, the high barriers to entry are appealing. Today, it probably would take up to eight years for a new competitor to develop and sell proprietary hybrid seeds in China. We believe that Origin's in-house R&D team is the most efficient in the Chinese seed industry. Origin successfully passed registration trials for six of its hybrid seeds in 2003 and for another six in 2004. In addition, 37 other hybrids are currently in various stages of official trials. Origin consistently devotes 5% of its revenues to R&D, which has resulted in an impressive development pipeline and proprietary product portfolio. Over Origin's six year history, while developing a strong portfolio of proprietary hybrid seeds, it simultaneously developed brand recognition, consumer trust, and a nationwide sales and service infrastructure that is unparalleled in the Chinese seed market. Origin has also established rigorous controls to protect its intellectual property rights. In fact, the Company recently won the first case in China in which DNA fingerprinting was used to prove that a competing company was stealing and reselling Origin hybrid seed.

Approximately 60,000 farmers, localized in two provinces, produce 18 different types of hybrid seeds for Origin. This seed, once processed and bagged, will be sold to over 10,000,000 Chinese farmers in 2005. The Company has more than 1,200 first-level distributors and 20,000 second-level distributors and retailers covering all but three Chinese provinces. Additionally, as the only Chinese seed company offering 24/7 post-sale technical service, Origin has

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


engendered solid customer relationships. We believe that Origin's management team has developed a solid infrastructure that is capable of supporting a much larger enterprise in the future."

Origin's Chairman and CEO Dr. Gengchen Han, stated, "We are very excited about the possibility of becoming a publicly traded entity in the United States. On a post transaction basis, this combination will significantly strengthen our financial position and give us added visibility. The additional equity capital will allow us to bolster our national distribution network, expand our intellectual property portfolio and increase our level of penetration in a highly fragmented marketplace. In addition, we will have the capital to make strategic acquisitions when they become available in the future."

The closing of the acquisition is subject to customary closing conditions, including Chardan stockholder approval of the stock purchase agreement and the redomestication of Chardan as a British Virgin Islands company by means of a merger into a wholly owned subsidiary. In addition, the closing is conditioned on holders of not more than 20% of the shares of Chardan issued in the IPO voting against the business combination and electing to convert their Chardan shares into cash, as permitted by the Chardan certificate of incorporation. The Chardan initial stockholdes and officers and directors, holding about 15% of the voting stock, have agreed to vote in favor of the transaction. It is expected that the transaction will close in the second quarter of 2005. There is no assurance given that the transaction will be approved by shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Chardan, Origin and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Chardan's and Origin's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation;
continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Origin is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of seed products; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chardan's filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2004. The information set forth herein should be read in light of such risks. Neither Chardan nor Origin assumes any obligation to update the information contained in this press release.

Chardan stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Copies of filings about Chardan and Origin, will be available without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov), and when filed will be available from Chardan, without charge, by directing a request to Chardan China Acquisition Corp., 625 Broadway, Suite 1111, San Diego, CA 92101.

                         ORIGIN STATEMENTS OF OPERATIONS
                                 (in US dollars)
                                                                        Calendar
                                                   9 Months ending        Year
Current assets:                                   September 30 2004       2003

  Cash and cash equivalents                            4,589,805      5,947,128
  Accounts receivable, net of allowance of nil, nil, $6144 and $2492 for
    2004, 2003, 2002 and 2001, respectively

  Due from related parties                                60,412         62,828

  Advances to growers                                    554,548

  Advances to suppliers                                  811,768        890,608

  Inventories                                         11,481,043     20,647,370

  Income tax receivable                                                 175,156

  Prepaid expenses and other current assets              775,527      1,027,518

Total current assets                                  18,273,103     28,750,609

Land use rights, net                                   1,367,398      1,327,703

Plant and equipment, net                               7,364,182      6,693,733

Equity investment                                            817

Acquired intangible assets, net                          383,732         28,751

Deferred income tax assets                               205,475        258,823

Other assets                                              70,533         64,372

Total assets                                          27,665,241     37,123,991

Liabilities and shareholders' equity                        --             --

Current liabilities:                                        --             --

  Short-term borrowings                                2,416,480      4,228,840

  Accounts payable                                     1,237,676      1,748,839

  Due to growers                                         506,960      4,278,512

  Due to related parties                                 404,629

  Advances from customers                              8,026,180      8,870,809

  Deferred revenues                                                   7,889,318

  Other payables and accrued expenses                    806,419        503,535

Chardan China Acquisition Corp. and Origin Seed Technology
December ____, 2004


Total current liabilities                             13,398,344     27,519,853

Other long-term liabilities                              346,982        346,982

Minority interests                                       443,037        384,665

Shareholders' equity:

  Additional paid-in capital                             (22,565)       (22,565)

  Retained earnings (accumulated deficit)              1,417,043     (3,187,344)

Total shareholders' equity                            13,476,877      8,872,491

Total liabilities and shareholders' equity            27,665,241     37,123,991

                         ORIGIN STATEMENTS OF OPERATIONS
                            (audited) (in US dollars)

                                                               9 Months Ending
                                                               September 30th     Calendar Year      Calendar Year        Calendar
                                                                     2004              2003              2002             Year 2001
Revenues                                                         25,726,468         23,155,370         11,927,421         9,068,635

Cost of revenues                                                 15,957,395         14,375,230          5,558,691         6,082,459

Gross profit                                                      9,769,072          8,780,140          6,368,730         2,986,176

Operating expenses:

  Selling and marketing expenses                                  1,851,423          1,608,276            782,991         1,075,329

  General and administrative expenses                             1,987,831          2,289,347          1,164,923         1,056,208

  Research and development expenses                                 553,830            638,913            649,061           301,750

Total operating expenses                                          4,393,084          4,536,536          2,596,975         2,433,287

Income from operations                                            5,375,988          4,243,604          3,771,755           552,889

Interest expense                                                    (61,728)           (58,396)           (50,376)          (20,810)

Interest income                                                      31,328            102,150             53,193            16,194

Other income                                                         12,744            137,394            273,771           795,528

Other expense                                                        (2,808)                             (346,982)

Income before income taxes and minority
interests                                                         5,355,524          4,424,752          3,701,361         1,343,802

Income taxes                                                        692,765            943,369            181,032           390,543

Income before minority interests                                  4,662,759          3,481,383          3,520,329           953,259

Minority interests                                                  (58,372)            16,618           (311,100)           27,229

Net income                                                        4,604,386          3,498,001          3,209,229           980,488